UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2007

Rhino Outdoor International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-62690	65-1000634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1191 Center Point Drive, Henderson, NV	89704
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-800-288-3099

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Effective October 29, 2007, the Registrant and its wholly-owned subsidiary, Rhino OffRoad Industries, Inc., entered into an Exclusive Distributorship, Manufacturing and Supply Agreement with Arizona Emergency Products, Inc. and Rapid Response Vehicles, LLC. The Agreement concerns the manufacture and distribution of specially designed and manufactured off-road vehicles for use by “first responder”emergency, law enforcement and other governmental departments and agencies.

The Agreement which is attached as an exhibit to this report does not reflect the information contained in the various exhibits to the Agreement. Those exhibits contain confidential and proprietary information concerning product specifications, pricing and other similar information which, if disclosed, would affect the Registrant’s competitive advantage.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Exclusive Distributorship, Manufacturing and Supply Agreement dated October 29, 2007.

10.2	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHINO OUTDOOR INTERNATIONAL, INC.

Dated: October 30, 2007	By:	/s/ Howard Pearl
President and CEO